BlackRock Energy and Resources Trust

Cusip:  09250U101

Ticker: BGR

Record Date	September 16, 2013
Pay Date	September 30, 2013

Distribution Amount per share	$0.405000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.037473	9%	$0.138553	9%
Net Realized Short-Term Capital Gains	$0.367527	91%	$1.077085	66%
Net Realized Long-Term Capital Gains	$—	0%	$0.404362	25%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.405000	100%	$1.620000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on August 31, 2013				2.10%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2013				5.64%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2013				16.14%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2013				4.23%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Energy and Resources Trust

Cusip:  09250U101

Ticker: BGR

Record Date	June 14, 2013
Pay Date	June 28, 2013

Distribution Amount per share	$0.405000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.046785	12%	$0.101080	8%
Net Realized Short-Term Capital Gains	$0.120230	30%	$0.477352	39%
Net Realized Long-Term Capital Gains	$0.237985	58%	$0.636568	53%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.405000	100%	$1.215000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2013				-0.87%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2013				5.69%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2013				13.31%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2013				2.85%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257